United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2023

GARDINER HEALTHCARE ACQUISITIONS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41185	86-2899992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3107 Warrington Road Shaker Heights, Ohio	44120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 633-6708

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share, and one redeemable warrant	GDNRU	The Nasdaq Stock Market LLC
Shares of common stock, par value $0.0001 per share, included as part of the units	GDNR	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	GDNRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)

On October 13, 2023 (the “Dismissal Date”), Gardiner Healthcare Acquisitions Corp. (the “Company”) terminated BDO USA P.C. (“BDO”) as its independent registered public accounting firm for the Company. The termination was approved by the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) and the Board of the Company. The change in independent registered public accounting firm is not the result of any disagreement with BDO.

BDO’s audit report on the financial statements as of March 31, 2023 and for the period from March 25, 2021 (the Company’s inception) through March 31, 2023 did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor did it modify its opinion as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the period from March 25, 2021 through March 31, 2023, and in the subsequent interim period through the Dismissal Date, there were no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and BDO on any matters of accounting principles or practices, financial statement disclosures or auditing scope or procedures which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference thereto in its reports on the financial statements of the Company for such period.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through October 13, 2023, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting described in Part II, Item 9A, “Controls and Procedures,” in the Company’s annual report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2023, and in Part I, Item 4, “Controls and Procedures,” in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on August 9, 2023. The Audit Committee has discussed the material weaknesses in the Company’s internal control over financial reporting with BDO and has authorized BDO to respond fully to the inquiries of RBSM LLP (“RBSM”), the Company’s new independent registered public accountants, concerning such material weaknesses.

The Company provided BDO with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that BDO furnish the Company with a copy of their letter addressed to the Securities and Exchange Commission (the “SEC”) pursuant to Item 304(a)(3) of Regulation S-K, stating whether BDO agrees with the statements made by the Company in this Current Report on Form 8-K in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of BDO’s letter to the SEC dated October 13, 2023 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)

On October 13, 2023, as approved by the Committee and the Board, the Company engaged RBSM as the Company’s independent public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2023 and to review the Company’s quarterly financial statements for the quarters ended June 30, 2023 and September 30, 2023.

During the period from March 25, 2021 through March 31, 2023, and in the subsequent interim period through the Dismissal Date, neither the Company nor anyone on its behalf consulted with RBSM regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that RBSM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit

Exhibit No.	Description
16.1	Letter from BDO USA P.C. dated October 13, 2023 to the Securities and Exchange Commission regarding change in certifying accountant.
104	Cover page interactive data file (embedded within the iXBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARDINER HEALTHCARE ACQUISITIONS CORP.

	By:	/s/ Marc F. Pelletier
		Name:	Marc F. Pelletier
		Title:	Chief Executive Officer

Dated: October 18, 2023